Exhibit 10.1.2

Schedule of Omitted Dealer Agreements

The following agreements are not being filed as exhibits in reliance on Instruction 2 to Item 601 of Regulation S-K because they are substantially identical in all material respects to the Commercial Paper Dealer Agreement between Santander Holdings USA, Inc. and Santander Investment Securities Inc., dated as of July 15, 2010, filed as Exhibit 10.1.1, except as to the parties thereto and the notice provisions.

•         Commercial Paper Dealer Agreement between Santander Holdings USA, Inc. and Barclays Capital Inc., dated as of July 15, 2010

•         Commercial Paper Dealer Agreement between Santander Holdings USA, Inc. and J.P. Morgan Securities Inc., dated as of July 15, 2010